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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      WESTBOROUGH FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            Massachusetts                           APPLICATION PENDING
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                              100 E. MAIN STREET
                       WESTBOROUGH, MASSACHUSETTS 01581
                   (Address of principal executive offices)


     If this form relates to the        If this form relates to the
     registration of a class of         registration of a class of
     securities pursuant to Section     securities pursuant to Section
     12(b) of the Exchange Act and      12(g) of the Exchange Act and
     is effective pursuant to General   is effective pursuant to General
     Instruction A.(c), check the       Instruction A.(d), check the
     following box [ ],                 following box [X].

      Securities Act registration statement file number to which this form relates: 333-80075

Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
      -------------------                       ------------------------------

      None.

      Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $0.01



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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      For a description of the shares of common stock, par value $0.01 per share, of Westborough Financial Services, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-B, and in accordance with the Instruction to Item 1 of Form 8-A, see the following captions in the Prospectus of the Registrant filed with the Securities and Exchange Commission on June 4, 1999 as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333- 80075 and all amendments thereto, which captions are incorporated herein by reference:
RESTRICTIONS ON ACQUISITION OF WESTBOROUGH FINANCIAL SERVICES AND
WESTBOROUGH BANK;  DESCRIPTION OF CAPITAL STOCK OF WESTBOROUGH
FINANCIAL SERVICES, INC.

ITEM 2.   EXHIBITS.
          --------

      The following Exhibits are either filed as part of this Registration Statement or are incorporated herein by reference:

      2.1 Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan of Westborough Savings Bank, as amended*

      4.1 Articles of Organization of Westborough Financial Services, Inc., as amended*

      4.2   Bylaws of Westborough Financial Services, Inc.*

      4.3   Form of Stock Certificate of Westborough Financial Services, Inc.*









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*     Exhibit is incorporated herein by reference to the Registration Statement on Form SB-2 of the Registrant (Registration No. 333-80075), as filed with the Securities and Exchange Commission on June 4, 1999 and all amendments thereto.




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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     WESTBOROUGH FINANCIAL SERVICES, INC.




                                     By:  /s/ Joseph F. MacDonough
                                          -------------------------------------
                                          Joseph F. MacDonough
                                          President and Chief Executive Officer




Dated: November 8, 1999